UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2014

California Petroleum Transport Corporation
(Exact name of registrant as specified in its charter)
Delaware	033-79220	04-3232976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

114 West 47th Street Suite 2310 New York, NY		10036
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 302-5151

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events

California Petroleum Transport Corporation (the "Company") suspended its reporting obligations under Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the 8.52% First Preferred Mortgage Notes Due 2015 (the "Notes").  The decision to suspend reporting obligations under the Exchange Act comes as a result of the redemption of all outstanding Notes on October 1, 2014.  The Company filed Form 15 with the Securities and Exchange Commission on December 9, 2014, certifying its intention to suspend its reporting obligations under Section 15(d) pursuant to Rule 12h-3(b)(1)(i) under the Exchange Act.

In light of the redemption of all outstanding Notes, the Company expects to dissolve after 60 days from the filing of this notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA PETROLEUM TRANSPORT CORPORATION
(Registrant)

Dated: December 9, 2014	By:	/s/ Damian A. Perez
Name: Damian A. Perez Title: President